                     AMENDMENT #8 TO PARTICIPATION AGREEMENT
                           DATED AS OF MARCH 21, 2000
                 (AS AMENDED AND SUPPLEMENTED FROM TIME TO TIME)

                                      AMONG

                FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY,

                    INVESCO VARIABLE INVESTMENT FUNDS, INC.,

                           INVESCO FUNDS GROUP, INC.,

                                       AND

                           INVESCO DISTRIBUTORS, INC.

WHEREAS, First Allmerica Financial Life Insurance Company, INVESCO Variable Investment Funds, Inc. and INVESCO Distributors, Inc. entered into a Fund Participation Agreement on March 21, 2000; and

WHEREAS, the parties desire to amend the Participation Agreement by mutual written consent;

NOW THEREFORE, the parties to hereby agree that Schedule A and Schedule B to the Participation Agreement are amended to read in their entirety as follows:

                                   SCHEDULE A

The following Separate Accounts and Associated Contracts of First Allmerica Financial Life Insurance Company are permitted in accordance with the provisions of this Agreement to invest in Portfolios of the Fund shown in Schedule B:

CONTRACTS FUNDED BY SEPARATE ACCOUNT                     NAME OF SEPARATE ACCOUNT
------------------------------------                     ------------------------
Allmerica ExecAnuity Plus 91                             Separate Account VA-K

Allmerica ExecAnnuity Plus 93                            Separate Account VA-K

Allmerica Advantage                                      Separate Account VA-K

Allmerica Immediate Advantage ("IVA")                    Separate Account VA-K

Allmerica Accumulator                                    Separate Account VA-K

Agency C-Shares                                          Separate Account VA-K

DirectedAdvisorySolutions ("Fund Quest")                 Separate Account VA-K

Allmerica Value Generation ("Annuity Scout")             Separate Account VA-K

Select Reward                                            Select Separate Account

Select Resource                                          Select Separate Account

Select Charter                                           Select Separate Account

Select Acclaim (Secondary)                               Select Separate Account

VEL 93                                                   VEL II Account

Variable Inheiritage                                     Inheiritage Account

Select Inheiritage                                       Inheiritage Account

VEL III                                                  Separate Account SPVL

Select III                                               Separate Account SPVL

Select Life II                                           Allmerica Select Separate Account II

Scudder Gateway Elite                                    Separate Account KG

Scudder Gateway Advisor ("C-Shares")                     Separate Account KG

Scudder Gateway Plus ("Bonus")                           Separate Account KG

Scudder Gateway Advisor 2 ("no-load")                    Separate Account KG

Scudder Gateway Incentive (Secondary)                    Separate Account KG

Scudder Gateway Custom                                   Separate Account KGC

Scudder Gateway Flex Life                                Separate Account IMO

Allmerica Select Survivorship                            Separate Account IMO

                                   SCHEDULE B

The Separate Account(s) shown on Schedule A may invest in the following Portfolios of the Fund.

ALLMERICA CONTRACTS

INVESCO VIF - Dynamics Fund
INVESCO VIF - Equity Income Fund
INVESCO VIF - Health Sciences Fund

SCUDDER GATEWAY CONTRACTS

INVESCO VIF - Utilities Fund

All terms and conditions of the Participation Agreement and Schedules thereto shall continue in full force and effect except as amended herein.

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of August 20, 2002.

                              FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY

                              By:
                                       ----------------------------------------
                                       Mark A. Hug, Vice President

                              INVESCO VARIABLE INVESTMENT FUNDS, INC.

                              By:      /s/ Ronald L. Grooms
                                       ----------------------------------------
                                       Ronald L. Grooms, Treasurer

                              INVESCO FUNDS GROUP, INC.

                              By:      /s/ Ronald L. Grooms
                                       ----------------------------------------
                                       Ronald L. Grooms, Senior Vice President

                              INVESCO DISTRIBUTORS, INC.

                              By:      /s/ Ronald L. Grooms
                                       ----------------------------------------
                                       Ronald L. Grooms, Senior Vice President